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         AGREEMENT AND APPOINTMENT OF SUCCESSOR RIGHTS AGENT, dated as of August 1, 2002, by and between Edison
International ("Edison") and Wells Fargo Bank Minnesota N.A. ("Wells Fargo").

                                                     RECITALS:

         WHEREAS, Edison and Harris Trust Company of California ("Harris Trust") entered into a Rights Agreement dated as of November 21, 1996, and an Amendment to Rights Agreement dated as of September 16, 1999 (together, the
"Rights Agreement");

         WHEREAS, Harris Trust has become incapable of acting as Rights Agent under the Rights Agreement;

         WHEREAS, Edison desires to appoint Wells Fargo to succeed Harris Trust as successor Rights Agent under the Rights Agreement; and

         WHEREAS, Wells Fargo is willing to accept the appointment as successor Rights Agent under the Rights
Agreement;

                                                     AGREEMENT

         NOW, THEREFORE, Edison and Wells Fargo, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

         SECTION 1.  Pursuant to Section 22 of the Rights Agreement, Edison hereby appoints Wells Fargo as successor Rights Agent under the Rights Agreement, effective as of the opening of business on August 1, 2002.

         SECTION 2.  Wells Fargo hereby accepts the appointment as successor Rights Agent under the Rights
Agreement, effective as of the opening of business on August 1, 2002, and agrees to act as Rights Agent in accordance with the terms, conditions, and provisions of the Rights Agreement.

         SECTION 3.  Effective as of the opening of business on August 1, 2002, Wells Fargo, as successor Rights
Agent, shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Rights Agent in the Rights Agreement, without further act or deed.

         SECTION 4.  There shall be no change in any provisions of the Rights Agreement as a result of Wells
Fargo's appointment as successor Rights Agent, except that (a) all references to Harris Trust shall be deemed to refer to Wells Fargo, and (b) the address specified in Section 25 for notices to the Rights Agent shall be deemed to be changed to Wells Fargo Bank Minnesota N.A., P.O. Box 64854, St. Paul, MN 55164-0854.

         SECTION 5.  Edison and Wells Fargo shall cooperate to cause a written notice of the removal of Harris
Trust and the appointment of Wells Fargo to be mailed to holders of shares of Edison's common stock, in accordance with Section 22 of the Rights Agreement.

         SECTION 6.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         SECTION 7.  This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Appointment of Successor Rights
Agent to be duly executed as of the day and year first above written.

                                                     Edison International

                                                     By: /s/ Mary C. Simpson
                                                     -------------------------------
                                                     Name:  Mary C. Simpson
                                                     Title: Assistant Treasurer

                                                     WELLS FARGO BANK MINNESOTA N.A.

                                                     By: Nancy Rosengren
                                                     -------------------------------
                                                     Name:  Nancy Rosengren
                                                     Title: Vice President